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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549



                             Form 8-K


                          CURRENT REPORT





  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report:  October 18, 1995








                            AT&T CORP.


A New York              Commission File          I.R.S. Employer
Corporation               No. 1-1105             No. 13-4924710




     32 Avenue of the Americas, New York, New York 10013-2412


                 Telephone Number (212) 387-5400
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Form 8-K                                               AT&T Corp.
October 18, 1995


Item 5.  Other Events.

     On October 12, 1995 AT&T Corp. ("AT&T") announced the top leadership for the three companies to be created by AT&T's recently announced proposed restructuring.

     AT&T chairman, Robert E. Allen, 60, will continue as chairman and chief executive officer of the new AT&T, the communications services company. Alex J. Mandl, 51, currently chief executive officer of AT&T's Communications Services Group, will be president and chief operating officer of the new AT&T. Mandl's new role will be effective at the time AT&T completes its restructuring.

     Henry B. Schacht, 60, former chairman and chief executive officer of Cummins Engine Company, Inc., and currently a senior adviser to E.M. Warburg-Pincus, will be chairman and chief executive officer of the new communications systems and technology company. Richard A. McGinn, 49 currently chief executive officer of AT&T's Network Systems Group, will be president and chief operating officer of the new communications systems and technology company. Schacht and McGinn are expected to assume their new roles in the first half of 1996.

     Lars Nyberg will continue to serve as chief executive officer of AT&T Global Information Systems ("GIS"). When GIS becomes an independent company, Nyberg also will assume the title of chairman of the board.

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Form 8-K                                               AT&T Corp.
October 18, 1995




                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   AT&T CORP.




                              By:  S. L. Prendergast
                                   Vice President and Treasurer





October 18, 1995